[LETTERHEAD OF BRYAN CAVE LLP]



                                 January 4, 2001



Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

     Re: Seligman Municipal Fund Series / Missouri Fund

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of the Missouri Municipal Series, a separate series, we have reviewed the material relative with respect to Missouri Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Missouri Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                                     Sincerely yours,

                                                     BRYAN CAVE LLP


                                                     /s/David Eric Reid
                                                     David Eric Reid

DER